UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2010
CYPRESS BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12943	22-2389839

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
4350 Executive Drive, Suite 325, San Diego, CA 92121

(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 452-2323
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.03. Material Modification to Rights of Security Holders
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-3.4
EX-4.2
EX-4.3

Item 1.01. Entry into a Material Definitive Agreement.
On September 27, 2010, Cypress Bioscience, Inc., a Delaware corporation (the “Company”) entered into a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”). The Rights Agent currently serves as the Company’s transfer agent with respect to the Company’s Common Stock and also has been appointed transfer agent with respect to the Series A Junior Participating Preferred Stock, par value $0.001 per share, if any, that may be issued pursuant to the exercise of rights under the Rights Agreement. The material terms and conditions of the Rights Agreement are described below in response to Item 3.03, Material Modification to Rights of Security Holders, set forth below. The response to Item 3.03 is hereby incorporated herein by reference in its entirety in response to Item 1.01 of this Current Report on Form 8-K.
Item 3.03. Material Modification to Rights of Security Holders
On September 27, 2010, the Board of Directors (the “Board”) of the Company declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Shares”), of the Company, payable to stockholders of record on October 8, 2010 (the “Record Date”) . The Rights will also attach to new Common Shares issued after the Record Date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company at a price of $15 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. Each Preferred Share is designed to be the economic equivalent of 100 Common Shares. The description and terms of the Rights are set forth in the Rights Agreement.
Initially, the Rights will be evidenced by the stock certificates representing the Common Shares then outstanding, and no separate Right Certificates, as defined below, will be distributed. Until the earliest to occur of (i) ten calendar days after a public announcement following adoption of the Rights Agreement that a person or group of affiliated or associated persons, has become an “Acquiring Person” (as such term is defined in the Rights Agreement), (ii) 10 business days (or such later date as the Board may determine) following the commencement after the date hereof of, or announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership by an Acquiring Person of 15% or more of the outstanding Common Shares or (iii) the date on which the tender offer commenced by Ramius V&O Acquisition LLC (the “Purchaser”) on September 15, 2010 (the “Ramius Offer”) is amended (or such later date as may be determined by the action of the Board prior to such time as any person becomes an Acquiring Person) to reduce the number of Common Shares for which the Ramius Offer is being made, to amend or waive the condition that the number of Common Shares that must be validly tendered and not withdrawn must be, together with the Common Shares already owned by Purchaser and its affiliates, not less than 90% of the then outstanding Common Shares on a fully diluted basis, to reduce the price offered to be paid in the Ramius Offer or to make any other change in the Ramius Offer which, in the good faith determination of the Board materially adversely affects the holders of Common Shares (the earliest of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate. In general and subject to certain exceptions, an “Acquiring Person” is a person, the affiliates or associates of such person, or a group, which has acquired beneficial ownership of 15% or more of the outstanding Common Shares. One of these exceptions is that the term “Acquiring Person” does not include the Purchaser and its Affiliates and Associates (as such terms are defined in the Rights Agreement) if the Purchaser shall have acquired in the Ramius Offer such number of Common Shares that represent, together with the Common Shares owned by such Persons at the commencement of the Ramius Offer, 90% of the then-outstanding Common Shares on a fully diluted basis at a price of not less than $4.25 per share and prior to such acquisition shall have irrevocably committed to a merger of the Company as promptly as practicable in which merger all remaining Common Shares will be converted into the right to receive the same consideration paid in the Ramius Offer.
The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights) the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
The Rights are not exercisable until the Distribution Date. The Rights will expire on October 8, 2011 (the “Final Expiration Date”), unless amended, unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case as described below. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable or payable, upon exercise of the Rights are subject to anti-dilution adjustments from time to time. The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares, or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.
Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100.00 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share. The Preferred Shares would rank junior to any other series of the Company’s preferred stock.
In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or any affiliate or associate thereof (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at the then current exercise price of the Right that number of Common Shares having a market value of two times the exercise price of the Right. This right will commence at the time that a person becomes an Acquiring Person (or the effective date of a registration statement relating to distribution of the rights, if later) but in any event no earlier than the Distribution Date. In such event, the holder of each Right will also be entitled to exercise such Right on a cashless basis by surrender thereof, with the holder of each Right so surrendered being entitled to one Common Share in exchange for such Right upon such surrender.
In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its affiliates or associates or certain other persons in which such persons have an interest, proper provision will be made so that each such holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock or other equity interests of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.
At any time prior to the earliest of (i) the time a person becomes an Acquiring Person, or (ii) the Final Expiration Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). In general, the redemption of the Rights may be made effective at such time on such basis with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The Rights Agreement and the terms of the Rights generally may be amended by the Board without the consent of the holders of the Rights.
The Rights will not prevent a takeover of the Company, and specifically permits an acquisition by the Purchaser pursuant to the Ramius Offer under the circumstances described above. However, the Rights may cause substantial dilution to a person or group that acquires 15% or more of the Common Shares other than under these circumstances unless the Rights are first redeemed by the Board. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Company and its stockholders because the Rights can be redeemed on or prior to the someone becoming an Acquiring Person, before the consummation of such transaction.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.4	Form of Certificate of Designation of Series A Junior Participating Preferred Stock

4.2	Rights Agreement dated as of September 27, 2010, by and between the Company and American Stock Transfer & Trust Company, LLC

4.3	Form of Right Certificate

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2010	CYPRESS BIOSCIENCE, INC.
	By:	/s/ Jay D. Kranzler
Jay D. Kranzler, M.D., Ph.D.
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

3.4	Form of Certificate of Designation of Series A Junior Participating Preferred Stock

4.2	Rights Agreement dated as of September 27, 2010, by and between the Company and American Stock Transfer & Trust Company, LLC

4.3	Form of Right Certificate